Third Quarter 2016 Business Review Jonathan W. Painter, President & CEO Michael J. McKenney, Senior Vice President & CFO

2 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Forward-Looking Statements The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This presentation and our accompanying commentary contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, economic and industry outlook, and pending orders. We do not recognize pending orders as bookings until the purchase order is signed and the associated down payments are received. The timing and receipt of these items are subject to a number of uncertainties, and there can be no assurance that we will be able to finalize a pending order, record bookings, or recognize revenues on pending orders. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

3 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Use of Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin. A reconciliation of those numbers to the most directly comparable U.S. GAAP financial measures is shown in our 2016 third quarter earnings press release issued November 1, 2016, which is available in the Investors section of our website at www.kadant.com under the heading Recent News. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

4 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. BUSINESS REVIEW Jonathan W. Painter President & CEO

5 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Third Quarter Strategic Highlights • Solid quarter across a broad range of metrics • Strong profitability and cash flows • Bookings levels impacted by weak industrial markets

6 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Q3 2016 Financial Highlights ($ Millions, except per share amounts) Q3 2016 Q3 2015 % CHANGE3 EXCL. FX3 Revenue $105.5 $91.9 14.8% 15.9% Gross Margin 45.6% 47.5% n.m. n.m. Net Income1 $9.2 $8.6 5.9% 8.9% Adjusted EBITDA1, 2 $16.2 $15.3 6.0% 8.1% Adjusted EBITDA/Revenue1, 2 15.3% 16.6% n.m. n.m. Diluted EPS1 $0.82 $0.78 5.1% 7.7% Adjusted Diluted EPS1, 2 $0.81 $0.78 3.8% 6.4% Bookings $94.8 $98.8 -4.1% -3.1% Cash Flow1 $15.5 $15.9 -2.6% n.m. 1 Net income, diluted EPS, adjusted diluted EPS, adjusted EBITDA, and cash flow are from continuing operations. 2 Adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS are non-GAAP financial measures that exclude certain items as detailed in our Q3 2016 earnings release dated November 1, 2016. 3 Percent change calculated using actual numbers reported in our Q3 2016 earnings release dated November 1, 2016.

FX Translation and Acquisition Impact

Q3 2016, $ in millions except EPS	**Revenue**	**Adjusted EPS**[4]	**Bookings**	**Parts & Consumables Revenue**	**Parts & Consumables Bookings**
As Reported	$105.5	$0.81	$94.8	$61.4	$63.7
Growth[1]	14.8%	3.8%	-4.1%	-2.7%	4.9%
Growth excluding FX[2]	15.9%	6.4%	-3.1%	-1.7%	6.0%
Growth excluding FX and Acquisitions[3]	1.1%	-7.7%	-16.3%	-8.0%	-0.9%

Nine Months 2016	**Revenue**	**Adjusted EPS**[3]	**Bookings**	**Parts & Consumables Revenue**	**Parts & Consumables Bookings**
As Reported	$313.9	$2.41	$289.9	$194.1	$190.3
Growth[1]	11.1%	10.0%	-3.6%	0.1%	-0.4%
Growth excluding FX[2]	13.5%	15.5%	-1.3%	2.4%	2.0%
Growth excluding FX and Acquisitions[3]	3.3%	5.5%	-10.3%	-2.2%	-2.7%

1 Growth is the year-over-year percent change between the current period and the comparable prior period.
2 Represents the year-over-year percent change excluding the impact of current period versus prior period exchange rates.
3 Represents the year-over-year percent change excluding the impact of acquisitions and current period versus prior period exchange rates. Acquired businesses are classified above as Acquisitions for the first four quarters after acquisition.
4 Adjusted diluted EPS is a non-GAAP financial measure that excludes certain items as detailed in our Q3 2016 earnings press release issued November 1, 2016.

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KAI 3Q16 Business Review–November 1, 2016
© 2016 Kadant Inc. All rights reserved.
KADANT

8 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Bookings and Revenues US$ (millions) 1 Reported Q415 bookings were $76 million, which included new orders of $92 million and a booking reversal of $16 million. 1 $0 $20 $40 $60 $80 $100 $120 Bookings Booking Reversal Revenues

9 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Parts and Consumables Bookings and Revenues US$ (millions) $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues

10 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Geographic Revenue Contribution North America 61% Europe 18% Asia 14% ROW 7% North America 50% Europe 27% Asia 14% ROW 9% 2015 Nine-Months Revenue 2016 Nine-Months Revenue

11 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. North America Bookings and Revenues US$ (millions) $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues

12 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Europe Bookings and Revenues US$ (millions) $0 $5 $10 $15 $20 $25 $30 $35 Bookings Revenues

13 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Asia Bookings and Revenues US$ (millions) 1 Reported Q415 Asia bookings were negative $6 million, which included new orders of $10 million and a booking reversal of $16 million. 1 -$10 -$5 $0 $5 $10 $15 $20 $25 $30 $35 $40 Bookings New Orders Revenues

14 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Rest-of-World Bookings and Revenues US$ (millions) $0 $2 $4 $6 $8 $10 $12 $14 $16 Bookings Revenues

15 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Guidance • FY 2016 GAAP diluted EPS of $2.76 to $2.82 • FY 2016 adjusted diluted EPS of $2.99 to $3.05 • FY 2016 revenue of $412 to $416 million • Q4 2016 GAAP diluted EPS of $0.57 to $0.63 • Q4 2016 revenue of $98 to $102 million

16 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. FINANCIAL REVIEW Michael J. McKenney Senior Vice President & Chief Financial Officer

17 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Quarterly Gross Margins 45.6% 43.7% 43.4% 43.0% 47.3% 48.6% 43.9% 43.9% 45.2% 43.0% 44.7% 44.7% 48.1% 46.5% 47.5% 43.1% 45.6% 44.9% 45.6% 30% 35% 40% 45% 50%

18 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Quarterly SG&A US$ (millions) 25% 30% 35% 40% 45% $0 $10 $20 $30 $40 SG&A SG&A as a % of Revenues

19 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. 3Q15 to 3Q16 Adjusted Diluted EPS $0.78 $0.11 $0.03 ($0.06) ($0.05) $0.81 $0.00 $0.25 $0.50 $0.75 $1.00

20 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Cash Flow ($ Millions) 3Q16 3Q15 Income from Continuing Operations $9.2 $8.7 Depreciation and Amortization 3.4 2.6 Stock-Based Compensation 1.3 1.3 Other Items (0.2) (0.1) Change in Current Assets & Liabilities (excl. acquisition) 1.8 3.4 Cash Provided by Operating Activities $15.5 $15.9

21 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Key Working Capital Metrics 3Q16 2Q16 3Q15 Days in Receivables 60 58 63 Days in Inventory 95 89 123 Days in Payables 39 45 51 63 58 60 123 89 95 51 45 39 20 40 60 80 100 120 140 Days in Receivables Days in Inventory Days in Payables

22 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Working Capital and Cash Conversion Days 3Q16 2Q16 3Q15 Working Capital % LTM Revenues* 11.6% 12.7% 14.7% Cash Conversion Days** 116 days 102 days 135 days *Working Capital is defined as current assets less current liabilities, excluding cash, debt, and the discontinued operation. ** Based on days in receivables plus days in inventory less days in accounts payable. 0 50 100 150 200 0% 5% 10% 15% 20% D A YS % O F R EV ENU E Cash Conversion Days Working Capital % LTM Revenues *

23 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Cash and Debt ($ Millions) 3Q16 2Q16 3Q15 Cash, cash equivalents, and restricted cash $65.5 $54.9 $56.9 Debt (63.5) (64.3) (29.4) Net Cash (Debt) $2.0 $(9.4) $27.5 $30.9 $30.1 $41.5 $47.7 $51.8 $48.5 $58.7 $11.6 $14.3 $9.5 $18.7 $19.9 $12.5 $20.1 $27.5 $35.7 $33.9 $(9.4) $2.0 ($20) $0 $20 $40 $60

24 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Questions & Answers To ask a question, please call 888-326-8410 within the U.S. or +1-704-385-4884 outside the U.S. and reference 782 961 28. Please mute the audio on your computer.

25 KAI 3Q16 Business Review–November 1, 2016 © 2016 Kadant Inc. All rights reserved. Q3 2016 Key Take-Aways • Solid quarter in revenue, EPS, and cash flow • Bookings tempered by weak industrial markets • 2016 EPS performance on track • Investor Day in NYC on December 1

Third Quarter 2016 Business Review Jonathan W. Painter, President & CEO Michael J. McKenney, Senior Vice President & CFO